SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2013

DAVE & BUSTER’S, INC.

(Exact name of registrant as specified in its charter)

Missouri (State of incorporation)	001-15007 (Commission File Number)	43-1532756 (IRS Employer Identification Number)

2481 Manana Drive

Dallas TX 75220

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 357-9588

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 13, 2013, J. Taylor Crandall was elected to the Board of Directors of the Company.

J. Taylor Crandall, 59, is a founding Managing Partner of Oak Hill Capital Management, LLC (“Oak Hill”) and has been with the firm and its predecessor entities since 1986. He has senior responsibility for originating, structuring and managing investments for Oak Hill’s Media and Telecom and Technology industry groups. Mr. Crandall has also served as Chief Operating Officer of Keystone, Inc., the primary investment vehicle for Robert M. Bass. Prior to joining Oak Hill, Mr. Crandall was Vice President with First National Bank of Boston. Mr. Crandall serves on the Board of Directors of SWS Group, Inc. (a full-service securities and banking firm), Local TV Holdings, LLC (a privately-held owner and/or operator of television stations), Intermedia.net, Inc. (a privately-held provider of cloud services to small and mid-size businesses), WaveDivision Holdings, LLC (a privately-held, business-class fiber optic and broadband services company), Security Networks, LLC (a full-service life safety solutions company, specializing in burglar and fire alarms, medical alert, access control and CCTV systems), and Viawest, Inc. (a privately-held data center, managed services and cloud provider). Mr. Crandall is the Secretary-Treasurer of the Anne T. and Robert M. Bass Foundation, the Trustee of the Lucille Packard Foundation for Children’s Health and serves on the board of trustees of the Cystic Fibrosis Foundation, The Park City Foundation, Powdr Corporation and the U.S. Ski and Snowboard Team Foundation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S, INC.

Date: June 14, 2013	By:	/s/ Jay L. Tobin _
Jay L. Tobin
Senior Vice President, General Counsel
and Secretary